Exhibit 10.1

SCHEDULE A

Loan Amount	Funding Date	Origination Fee
$22,232,560.80	September 13, 2022	$111,162.80
$33,501.12	December 13, 2023	N/A
$525,000.00	March 22, 2024	$25,000.00
$27,790.70	March 22, 2024	N/A
$1,500,000.00	April 22, 2024	N/A
$30,399.00	June 28, 2024	N/A
$250,000.00	August 28, 2024	N/A
$5,479,941.03	October 1, 2024	N/A
$71,748.00	October 1, 2024	N/A
($299,601.62)*	October 2, 2024	N/A
$250,000.00	October 30, 2024	N/A
$250,000.00	December 19, 2024	N/A
$250,000.00	March 20, 2025	N/A
$500,000.00	April 25, 2025	N/A
$1,050,000.00**	June 25, 2025	$50,000.00
$3,150,000.00**	July 31, 2025	$150,000.00

*	All interest through to September 30, 2024, in an amount equal to $5,180,339.41, also repaid on this date. This total repayment of $5,479,941.03 satisfies in full the obligation in the second amendment to the amended and restated promissory note dated September 30, 2024, to immediately repay $5,479,941.03 to the Lender.

**	Amounts to be used to fund business expenses incurred in the ordinary course prior to closing of the acquisition of Augusta Gold Corp. (the “Company”) by AngloGold Ashanti plc, as announced by the Company on July 16, 2025 (the “Transaction”). In the event that the Transaction is terminated and does not close, the origination fees for these advances will be credited toward interest due hereunder.

As amended and agreed on July 31, 2025

AUGUSTA GOLD CORP.

By:	(signed) Tom Ladner
Name:	Tom Ladner
Title:	General Counsel

AUGUSTA INVESTMENTS INC.

By:	(signed) Richard Warke
Name:	Richard Warke
Title:	Director